As filed with the Securities and Exchange Commission on December 4, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IGATE CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	25-1802235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Somerset Corporate Blvd.

Bridgewater, NJ 08807

(908) 219-8050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Friedel

Senior Vice President - Legal

IGATE Corporation

100 Somerset Corporate Blvd.

Bridgewater, NJ 08807

(908) 219-8050

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

James J. Barnes, Esq.

Pepper Hamilton LLP

Suite 5000

500 Grant Street

Pittsburgh, PA 15219-2507

Tel: (412) 454-5004

Fax: (412) 281-0717

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Primary Offering by IGATE Corporation
Common Stock, par value $.01 per share
Preferred Stock, with no par value
Debt Securities
Warrants
Units
Subscription Rights
Total for Primary Offering
Secondary Offering by Selling Shareholders
Common Stock, par value $.01 per share
Total for Primary and Secondary Offering

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate number of subscription rights as may be issued from time to time at prices to be determined. In addition, up to 23,384,095 shares of common stock may be sold from time to time pursuant to this registration statement by the selling shareholders named herein. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate aggregate principal amount and number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of securities of each identified class of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transaction.
(2)	Not required to be included pursuant to Form S-3 General Instruction II.E.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the entire registration fee.

PROSPECTUS

IGATE CORPORATION

Common Stock, Preferred Stock,

Debt Securities, Warrants, Units and Subscription Rights

and

23,384,095 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants, units or subscription rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus also covers the resale by selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 23,384,095 shares of our common stock issued. We will not receive proceeds from the sale of shares of our common stock by the selling shareholders.

The securities may be offered and sold by us or selling shareholders from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is currently listed on NASDAQ under the symbol “IGTE”. On November 28, 2014, the last reported sale price of our common stock on NASDAQ was $36.95 per share.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 4, 2014.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The terms “IGATE,” “Company,” “we,” “us” and “our” refer to IGATE Corporation and its consolidated subsidiaries

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 of the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus also covers the secondary offering by the selling shareholders identified herein of up to an aggregate of 23,384,095 shares of our common stock issued. We may offer and sell any combination of the securities described in this prospectus and the selling shareholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.igate.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on February 12, 2014;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 that we filed with the SEC on April 18, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 that we filed with the SEC on July 28, 2014, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 that we filed with the SEC on October 22, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 13, 2014, March 20, 2014, April 7, 2014, April 11, 2014, June 11, 2014, and November 4, 2014;

•	The description of our common stock contained in Item I of our registration statement filed November 19, 1996 on Form 8-A with the SEC;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Jeffrey Friedel, Senior Vice President – Legal, IGATE Corporation, 100 Somerset Corporate Blvd., Bridgewater, NJ 08807, telephone (908) 219-8050.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

IGATE CORPORATION

Business Overview

We are a global leader in providing integrated technology and operations-based information technology solutions. We provide solutions to clients’ business challenges by leveraging our technology and process capabilities and offering productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. We believe that these three attributes will be the key guiding principles for us to navigate our way to creating greater value for all our stakeholders.

We deliver a comprehensive range of solutions and services across multiple domains and industries including healthcare, life sciences, insurance, manufacturing, banking, financial services, business administrative services, data management services, product and engineering solutions, retail, consumer packaged goods, communications, energy, utility, media and entertainment. Our services include application development, application maintenance, business intelligence and analytics, cloud services, engineering design services, enterprise application solutions, enterprise mobility, infrastructure management services, product and engineering solutions, embedded systems, product verification and validation, verification and validation and business process outsourcing, or BPO.

We are the first “integrated technology and operations,” or ITOPS company. ITOPS is a business outcomes based model that adds certainty to our clients’ business. Through ITOPS, we enable our clients to optimize their business through a combination of process investment strategies, technology leverage, and BPO and provisioning. Our core proposition of integrating technology and customer processes in a proprietary way has conformed to the changing customer needs and the ITOPS framework has helped us align better with the new-age business challenges of corporations. Our ITOPS framework has helped us build solutions that address explicit client issues taking into account the market and industry context. We have also developed strong expertise in industry processes that enable us to drive more innovation and technology capabilities to solve business challenges.

We have adopted a global delivery model for providing varied and complex information technology-enabled, or IT-enabled, services to our global customers spread across multiple locations. We combine a single business management system with best industry practices, models and standards. We have tailored delivery models encompassing pure offshore, pure onsite, pure near-shore and blended models (onsite, near-shore, offshore) to meet the specific requirements of our clients.

In our pursuit to be a differentiated value provider to clients and better address their business imperatives, we rebranded our identity which is represented by a new logo, and renewed vision, mission and values. Our mission is to be an organization that strives for superior and predictable financial performance through focused and innovative execution excellence delivered by a team that believes in high performance and all through its journey, remains socially conscious.

We were founded in 1986. We are incorporated in Pennsylvania and our principal executive office is located at Bridgewater, New Jersey. We have operations in India, Canada, the United States, Belgium, Denmark, France, Finland, Germany, Ireland, Netherlands, Sweden, Switzerland, Luxemburg, Mexico, Hungary, Singapore, Malaysia, Japan, Australia, the United Arab Emirates, South Africa, China, Mauritius and the United Kingdom.

You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive offices are located at 100 Somerset Corporate Blvd., Bridgewater, New Jersey 08807, and our telephone number is (908) 219-8050. Our website address is www.igate.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of sales by the selling shareholders, we will not receive any of the proceeds from such sales.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges were 3.31 for the nine months ended September 30, 2014 and 3.01, 2.55, 2.63, 65.75 and 46.39 for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively. Our ratio of earnings to combined fixed charges and preferred stock dividends were 1.82 for the nine months ended September 30, 2014 and 2.01, 1.75, 1.63, 65.75 and 46.39 for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively. “Earnings” consists of net profit from continuing operations before income tax expense and fixed charges. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents that we believe to be representative of the interest factor.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants, units or subscription rights to purchase any of such securities from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•	conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.01 per share, 1 share of Series A Preferred Stock, without par value, and 19,519,999 shares of additional Preferred Stock, without par value. As of October 16, 2014, 59,050,607 shares of our common stock were outstanding.

Common Stock

Holders of our common stock are entitled to receive dividends when and as declared by our board of directors, or the Board, out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors and are not entitled to cumulate their votes in the election of directors. Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All shares of common stock issued or to be issued shall be alike in every particular. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.

Preferred Stock

We may issue any class of preferred stock in any series. Our Board has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences, limitations and special rights, if any, of the shares of such series. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus secured or unsecured debt securities. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and detailed or determined in the manner provided in a resolution of the Board, an officer’s certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the minimum denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, subscription rights, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

SELLING SHAREHOLDERS

Selling Shareholders for the Secondary Offering of up to 23,384,095 Shares of Common Stock

The registration statement, of which this prospectus forms a part, relates to the registration and possible resale of up to 23,384,095 shares of our common stock by funds advised by Viscaria Limited, or Viscaria, a company backed by funds advised by Apax Partners LLP and Apax Partners, L.P., collectively referred to as Apax Partners. The common stock being offered by the selling shareholders includes 21,730,290 shares of our common stock issued by us upon conversion of the 330,000 shares of our Series B Preferred Stock, or the Series Preferred Stock, by the selling shareholders, which conversion occurred on November 4, 2014.

In connection with Viscaria’s investment in the Series B Preferred Stock and pursuant to the Investor Rights Agreement, dated February 1, 2011, entered into between the Company and Viscaria, or the Investor Rights Agreement, Salim Nathoo, a Partner and Co-Head of the Global Telecom and Technology team at Apax Partners LLP, an affiliate of Viscaria, has been appointed and currently serves as a member of the Board. In addition to the common stock issued upon the conversion of the Series B Preferred Stock, Viscaria holds 1,653,805 shares of the Company’s common stock.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of November 14, 2014 by Viscaria, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the funds advised by Apax Partners assuming all shares of common stock held by or for the benefit of the selling shareholders and all the shares registered hereunder are sold.

The term “selling shareholders” includes the shareholders listed in the table below and their transferees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Except as otherwise disclosed herein, to our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering (1)
Viscaria Limited	23,384,095	23,384,095	—	—
Lemesou
77 Elia House
P.C. 2121, Nicosia, Cyprus

(1)	Assumes that Viscaria disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean Viscaria will sell all or any portion of the shares covered by this prospectus.

Material Relationships

Series B Preferred Conversion and Exchange Agreement

As referenced above, Viscaria, a company backed by funds advised by Apax Partners, made a preferred stock investment pursuant to a Securities Purchase Agreement, dated as of January 10, 2011, or the Viscaria Purchase Agreement, in us, the proceeds of which were used to pay a portion of the cash consideration for the acquisition of a majority stake in IGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited), or IGATE Computer. Under the Viscaria Purchase Agreement, we agreed to sell to Viscaria, in a private placement, up to 480,000 shares of Series B Preferred Stock, for an aggregate purchase price of up to $480 million. Viscaria agreed to purchase the shares of Series B Preferred Stock at two separate closings: (i) $210 million of Series B Preferred Stock at the first closing (which occurred on February 1, 2011), and (ii) an additional $120 million of Series B Preferred Stock at a second closing (which occurred on May 9, 2011). The Series B Preferred Stock, among other things, provided for a holder option to convert the outstanding principal plus accrued and unpaid dividends into our common stock at any time and from time to time at the then current Conversion Price.

On November 4, 2014, the Company entered into a Conversion and Exchange Agreement, or the Conversion Agreement, with Viscaria pursuant to which Viscaria exercised its option to convert its 330,000 shares of 8% Series B Preferred Stock into 21,730,290 shares of the Company’s common stock. In connection with the conversion, the Company agreed to pay Viscaria an amount in cash equal to $80,000,000. The Conversion Agreement contains customary representations and warranties by the Company and Viscaria, including those relating to corporate authority, no conflicts and customary securities law-related representations.

Investor Rights Agreement

Upon entering into the Conversion Agreement, the Company and Viscaria acknowledged and agreed that the terms of the and provisions of the Investor Rights Agreement will continue in full force and effect, including all terms and provisions applicable to the shares of common stock issued upon conversion of the Series B Preferred Shares. As contemplated by the Viscaria Purchase Agreement, we entered into the Investor Rights Agreement with Viscaria pursuant to which, among other things, we have agreed, so long as Viscaria and certain holders affiliated with Viscaria in the aggregate hold at least one third of Viscaria’s initial equity stake as of the latest applicable closing under the Viscaria Purchase Agreement, to grant Viscaria certain rights, including the right to designate at least one director to our Board if the number of directors on the Board is nine or less, and, subject to applicable law and exchange listing rules, two directors to our Board if the number of directors is ten or more. Additionally, so long as Viscaria and certain other holders affiliated with it maintain at least one half of Viscaria’s initial equity investment in us, (a) such holders, the Majority Investor Holders, will be entitled to certain (i) preemptive and rights of first offer on future equity and/or debt issuances by us and (ii) customary registration rights with respect to the common stock issued upon the conversion of the Series B Preferred Stock, and (b) the consent of the majority of the Majority Investor Holders will be required for:

•	any redemption, purchase or other acquisition of common stock by the Company and certain dividends or payments to holders of our other equity interests exceeding a certain threshold or to management or related parties;

•	subject to certain exceptions, the authorization, issuance or entrance into any agreement providing for the issuance of any debt or equity securities of the Company or any of our subsidiaries;

•	certain reclassifications or recapitalizations of securities of the Company or our subsidiaries that would adversely affect the rights of the former holders of the Series B Preferred Stock;

•	disposal of any equity interest in any subsidiary and certain asset disposals exceeding a specified threshold;

•	certain acquisitions exceeding a specified threshold;

•	the entrance into certain material transactions involving IGATE Computer or the sale of IGATE Computer securities;

•	certain changes in our line of business or other activities or lines of business reasonably related thereto and the line of business of any of our subsidiaries, including IGATE Computer;

•	the entrance into, amendment, modification or supplementation of certain agreements with any parties related to us or any of our wholly-owned subsidiaries except for employment arrangements and benefit programs approved by our Board and any agreement below a certain threshold;

•	the creation, incurrence, guarantee, assumption or issuance by us or any of our subsidiaries of certain additional indebtedness;

•	the hiring or termination of our Chief Executive Officer or our Chief Financial Officer;

•	the amendment or rescission of any provision of our or any of our subsidiaries’ certificate of incorporation, articles of incorporation, by-laws or similar organizational documents that would directly conflict with the terms and provisions of the Investor Rights Agreement or the Statement with Respect to Shares;

•	the voluntary delisting of our common stock from The NASDAQ Stock Market;

•	certain increases in the size of our Board;

•	the voluntary commencement of certain insolvency events; and

•	the agreement to any of the foregoing.

Our failure to comply with certain provisions of the Investor Rights Agreement (including requirements relating to Viscaria’s nominees to our Board, consent rights and registration rights) may result, if not cured, in certain increases to the dividend accrual rate of the Series B Preferred Stock and, in the event we fail to make any required redemption payment, subject to applicable law and exchange listing rules, increased representation of the former holders of the Series B Preferred Stock on our Board, in each case, for the duration of such noncompliance. In addition, in the event we fail to make any required redemption payment, the Majority Investor Holders may also have consent rights with respect to (a) any change of control, (b) any issuance, disposition, acquisition, assumption or incurrence which would otherwise be permitted, (c) our and our subsidiaries’ annual budget, and (d) the approval of the employment or termination of any member of our senior management.

Voting and Standstill Agreement

In connection with the signing of the Viscaria Purchase Agreement described above, we entered into a voting and standstill agreement or the Voting and Standstill Agreement, dated as of January 10, 2011, with Viscaria, Messrs. Sunil Wadhwani and Ashok Trivedi and certain entities affiliated with such shareholders, or collectively, the Shareholders. As of the first closing under the Viscaria Purchase Agreement, we entered into an amended and restated voting and standstill agreement, or the Amended and Restated Voting and Standstill Agreement, dated as of February 1, 2011, with Viscaria and the Shareholders for the purpose of amending and restating the Voting and Standstill Agreement in order to reflect the final agreement between the Shareholders and Viscaria with respect to matters covered thereby. Pursuant to the Amended and Restated Voting and Standstill Agreement, the Shareholders have agreed to vote in favor of certain transactions and certain rights associated with the Series B Preferred Stock, including the right to designate a director to our Board. Further, subject to certain ownership thresholds set forth in the Amended and Restated Voting and Standstill Agreement, (i) Viscaria agreed to vote in favor of the election of each of Messrs. Sunil Wadhwani and Ashok Trivedi to our Board and (ii) if a vote of the holders of our common stock is required to elect such nominees (whether due to the full conversion into common stock of all outstanding shares of Series B Preferred Stock or otherwise), the Shareholders have agreed to vote in favor of the election of the person(s) nominated by Viscaria to our Board. All such parties have agreed to vote against any action, agreement or transaction not consistent with the foregoing.

PLAN OF DISTRIBUTION

We and/or the selling shareholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	through underwriters or dealers;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by IGATE, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from IGATE at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In offering the shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with IGATE and/or the selling shareholders, if applicable, to indemnification by IGATE and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for IGATE and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on NASDAQ. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of IGATE Corporation appearing in IGATE Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 and the effectiveness of IGATE Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young Associates LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with the registration, issuance and distribution of the securities described in this registration statement being registered hereby.

SEC registration fee	*
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent and trustee fees and expenses	**
Rating agency fees	**
Miscellaneous	**

Total	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the entire registration fee.
**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates.

Item 15.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law, or the PBCL, provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board or directors, or in certain circumstances by independent legal counsel or the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

Article 9 of our Third Amended and Restated Articles of Incorporation provides that we will indemnify and hold harmless to the full extent permitted by law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise, or hereinafter, a proceeding, by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of the Company, or in any other capacity on behalf of the Company while such person is or was serving as a director or executive officer of the Company, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

The right to indemnification is a contract right and includes the right to be paid by the Company for expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights to indemnification in advance of the final disposition thereof promptly after our receipt of a request stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of the Company in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Company.

The Articles of Incorporation also provide, in accordance with Section 1713 of the PBCL, that a director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the PBCL (relating to standard of conduct and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of the Company does not eliminate or limit (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

The limitation of liability and indemnification provisions in our Articles of Incorporation may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. However, these provisions do not limit or eliminate our rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey on December 4, 2014.

IGATE Corporation

By:	/s/ Ashok Vemuri
Name:	Ashok Vemuri
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of IGATE Corporation, a Pennsylvania corporation, or the Corporation, hereby constitute and appoint Mukund Srinath and Prashanth Idgunji and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Corporation, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2014.

Name	Title

/s/ Ashok Vemuri Ashok Vemuri	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sujit Sircar Sujit Sircar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Prashanth Idgunji Prashanth Idgunji	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sunil Wadhwani Sunil Wadhwani	Co-Chairman of the Board and Director

/s/ Ashok Trivedi Ashok Trivedi	Co-Chairman of the Board and Director

/s/ Martin G. McGuinn Martin G. McGuinn	Director

/s/ Goran Lindahl Goran Lindahl	Director

/s/ W. Roy Dunbar W. Roy Dunbar	Director

/s/ Salim Nathoo Salim Nathoo	Director

/s/ Naomi O. Seligman Naomi O. Seligman	Director

/s/ William G. Parrett William G. Parrett	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

4.1	Third Amended and Restated Articles of Incorporation of the Company, dated May 5, 2011, is incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 11, 2011

4.2	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on August 14, 2000

4.3	Specimen of Stock Certificate is incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996

4.4	Registration Rights Agreement, between the Company and the Selling Shareholders named therein, dated as of August 17, 2010, is incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3, filed on October 20, 2010

4.5	Investor Rights Agreement, dated as of February 1, 2011, by and among the Company and Viscaria Limited, is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 4, 2011

4.6*	Form of Preferred Stock Certificate

4.7*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder

4.8	Form of Indenture

4.9*	Form of Debt Securities

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant

4.12*	Form of Unit Agreement

4.13*	Form of Unit

4.14*	Form of Subscription Rights Agreement

4.15*	Form of Subscription Rights

5.1	Opinion of Pepper Hamilton LLP

12.1	Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young Associates LLP

23.2	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.